AEP Reports 2011 First-Quarter Earnings

COLUMBUS, Ohio, April 21, 2011 /PRNewswire/ --

  2011 first-quarter earnings: $0.73 per share GAAP, $0.82 per share ongoing
  Company reaffirms 2011 ongoing earnings guidance of between $3.00 and $3.20 per share

AMERICAN ELECTRIC POWER Preliminary, unaudited results

	1st quarter ended March 31
	2011	2010	Variance
Revenue ($ in billions)	3.7	3.6	0.1
Earnings ($ in millions):
GAAP	353	344	9
Ongoing	392	365	27
EPS ($):
GAAP	0.73	0.72	0.01
Ongoing	0.82	0.76	0.06
EPS based on 481mm shares in Q1 2011, 478mm in Q1 2010

American Electric Power (NYSE: AEP) today reported 2011 first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $353 million or $0.73 per share, compared with $344 million or $0.72 per share in first-quarter 2010. Ongoing earnings (earnings excluding special items) for the quarter were $392 million or $0.82 per share, compared with $365 million or $0.76 per share in first-quarter 2010.

For the quarter, GAAP earnings were $39 million lower than ongoing earnings because of the settlement of litigation with Bank of America and Enron related to the Enron bankruptcy, resulting in a $22 million net-of-tax loss; and a $26 million net-of-tax charge related to a partial disallowance by the Public Service Commission of West Virginia of the Mountaineer Plant carbon capture and storage project. These were partially offset by a $9 million net-of-tax recovery through rates related to severance costs associated with the 2010 cost-reduction program.

A full reconciliation of GAAP earnings with ongoing earnings for the quarter is included in tables at the end of this news release.

"Our first-quarter earnings were improved from the same period last year, despite less favorable winter temperatures for the quarter across much of our 11-state service area," said Michael G. Morris, AEP chairman and chief executive officer. "The improvement in earnings reflects the effect of our cost-reduction initiatives and our success in recovering operating costs in rate proceedings in a number of jurisdictions.

"We continue to see signs of economic improvement in our service areas, particularly in Arkansas, Oklahoma, Louisiana and Texas, but the recovery is slower in our eastern states," Morris said. "Industrial usage grew 7 percent in the first quarter when compared with the same quarter last year. Commercial usage showed modest growth, a good sign after being relatively stagnant in recent quarters. This economic recovery isn't a consistent or rapid one, but recent national data showing an improving economy should mean future good news for our service areas and customers."

EARNINGS GUIDANCE

AEP reaffirmed its ongoing guidance range for 2011 of between $3.00 and $3.20 per share. AEP also reaffirmed its 2012 earnings midpoint estimate of $3.25 per share.

In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT $ in millions except EPS

	Q1 11	Q1 10	Variance
Utility Operations	393	362	31
Ongoing EPS	0.82	0.75	0.07
AEP River Operations	7	4	3
Ongoing EPS	0.02	0.01	0.01
Generation and Marketing	1	10	(9)
Ongoing EPS	0.00	0.02	(0.02)
All Other	(9)	(11)	2
Ongoing EPS	(0.02)	(0.02)	0.00
Ongoing Earnings	392	365	27
Ongoing EPS	0.82	0.76	0.06
EPS based on 481mm shares in Q1 2011, 478mm in Q1 2010

Ongoing earnings from Utility Operations increased by $31 million during first-quarter 2011 compared with the same period in 2010. The improvement was driven by successful rate proceedings, higher margins for off-system sales, and operation and maintenance savings. These positives were somewhat offset by milder weather when compared with 2010 and lower retail margins because of lower residential usage. Sales to commercial and industrial customers improved.

Results for AEP's River Operations were higher in the quarter when compared with the same period in 2010 primarily because of increased volumes, partially offset by higher operating costs.

Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT) market area, decreased $9 million in first-quarter 2011 compared with the same period in 2010 primarily because of lower gross margins due to reduced plant availability and decreased marketing activities.

All Other, which includes the Parent Company and other investments, was comparable in first-quarter 2011 with the same period in 2010.

ONGOING RESULTS FROM UTILITY OPERATIONS $ in millions except EPS

	Q1 11	Q1 10	Variance
East Regulated Integrated Utilities	757	784	(27)
Ohio Companies	715	683	32
West Regulated Integrated Utilities	293	271	22
Texas Wires	149	150	(1)
Off-System Sales	86	74	12
Transmission Revenue - 3rd Party	102	94	8
Other Operating Revenue	125	123	2
Utility Gross Margin	2,227	2,179	48
Operations & Maintenance	(836)	(835)	(1)
Depreciation & Amortization	(393)	(398)	5
Taxes Other Than Income Taxes	(209)	(203)	(6)
Interest Expense & Preferred Dividend	(233)	(236)	3
Other Income & Deductions	53	40	13
Income Taxes	(216)	(185)	(31)
Utility Operations Ongoing Earnings	393	362	31
Ongoing EPS	0.82	0.75	0.07
EPS based on 481mm shares in Q1 2011, 478mm in Q1 2010

Retail Sales – The continued improvement in retail gross sales reflects overall favorable results from regulatory proceedings in multiple jurisdictions and higher overall sales to customers compared with the same period last year. This was somewhat offset by decreased residential usage driven by milder weather than experienced in first-quarter 2010. First-quarter heating degree days were 4 percent lower than in the same period last year but 10 percent above normal.

Off-System Sales – Gross margins from Off-System Sales increased $12 million for first-quarter 2011 primarily because of increased margins in the eastern service territory linked to higher volumes and capacity payments. This was somewhat offset by lower trading and marketing margins.

Transmission Revenues– Transmission revenues were higher than in the same period last year primarily because of increases in the PJM Interconnection region.

Other Operating Revenue – Other Operating Revenue for first-quarter 2011 was consistent with the prior period.

Operations & Maintenance Expense – Operations and Maintenance Expense was essentially flat in the first quarter compared with 2010. O&M expenses associated with dollar-for-dollar rate recovery in 2011 were up $31 million, offset by savings resulting from the company's cost-reduction initiatives and lower storm restoration related costs.

Depreciation & Amortization – The decrease in Depreciation & Amortization in first-quarter 2011 compared with the prior period is primarily attributed to reduced amortization of regulatory assets offset somewhat by increased property balances.

Interest Expense & Preferred Dividends – The decrease in Interest Expense during first-quarter 2011 compared with the same period in 2010 is primarily because of a decrease in average long-term debt borrowings outstanding.

Other Income & Deductions –The increase in Other Income & Deductions over the same period in 2010 is primarily because of an $11 million gain on sale of property in the first quarter of 2011.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen to the broadcast during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover Indiana Michigan Power's Donald C. Cook Nuclear Plant Unit 1 restoration costs through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, including the Turk Plant, and transmission line facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including AEP's dispute with Bank of America); AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of electric security plans and related regulation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 1st Quarter 2011 vs 1st Quarter 2010

		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	757		784
2	Ohio Companies	715		683
3	West Regulated Integrated Utilities	293		271
4	Texas Wires	149		150
5	Off-System Sales	86		74
6	Transmission Revenue - 3rd Party	102		94
7	Other Operating Revenue	125		123
8	Utility Gross Margin	2,227		2,179

9	Operations & Maintenance	(836)		(835)
10	Depreciation & Amortization	(393)		(398)
11	Taxes Other than Income Taxes	(209)		(203)
12	Interest Exp & Preferred Dividend	(233)		(236)
13	Other Income & Deductions	53		40
14	Income Taxes	(216)		(185)
15	Utility Operations Ongoing Earnings	393	0.82	362	0.75

	NON-UTILITY OPERATIONS:
16	AEP River Operations	7	0.02	4	0.01
17	Generation & Marketing	1	-	10	0.02

18	Parent & Other Ongoing Earnings	(9)	(0.02)	(11)	(0.02)

19	ONGOING EARNINGS	392	0.82	365	0.76

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 1st Quarter 2011
Reconciliation of Ongoing to Reported Earnings

	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	393	7	1	(9)	392	$ 0.82

Other:
Restructuring Program	9	-	-	-	9	$ 0.02
Carbon Capture & Storage - APCo	(26)	-	-	-	(26)	$ (0.06)
Litigation Settlement - Enron Bankruptcy	-	-	-	(22)	(22)	$ (0.05)

Total Special Items	(17)	-	-	(22)	(39)	$ (0.09)

Reported Earnings	376	7	1	(31)	353	$ 0.73

Financial Results for the 1st Quarter 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	362	4	10	(11)	365	$ 0.76

Other:
Medicare D Subsidy	(20)	(1)	-	-	(21)	$ (0.04)

Total Special Items	(20)	(1)	-	-	(21)	$ (0.04)

Reported Earnings	342	3	10	(11)	344	$ 0.72

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending March 31,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	16,949	17,774	-4.6%
Commercial	11,646	11,475	1.5%
Industrial	14,329	13,381	7.1%
Miscellaneous	723	713	1.4%
Total Retail (a)	43,647	43,343	0.7%

Wholesale Electric (in millions of kWh): (b)	9,151	8,137	12.5%

Total KWHs	52,798	51,480	2.6%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

CONTACT: MEDIA CONTACT: Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620; ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840